UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2007

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California    92503-5527

(Address of principal executive offices)

Registrant’s telephone number, including area code         (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 9, 2007, the Compensation Committee of the Company’s Board of Directors approved two new forms of employment agreement and a new form of change-in-control agreement to be entered into between the Company and its executive officers, including the named executive officers. One form of employment agreement replaces the template which certain of the Company’s officers entered into in 2001, and the other form employment agreement replaces the template which other officers had entered into subsequent to 2001. The primary purpose of amending these employment agreements is to conform to Internal Revenue Code (IRC) Section 409A. The new change in control agreement replaces the existing arrangements for all officers. It also conforms to IRC Section 409A, standardizes for all officers the description of events that constitute a constructive termination, and provides for those officers who sign it for a payment of two times salary plus targeted bonus in the event of a termination or constructive termination following a change in control. The new forms are attached as Exhibits to this Form 8-K and are incorporated herein by this reference.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Form of executive officer employment agreement (amending 2001 form).
10.2	Form of executive officer employment agreement (amending post-2001 form).
10.3	Form of executive officer change-in-control agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: November 15, 2007

	By:	/s/ Leonard J. McGill

Leonard J. McGill

Senior Vice President, General Counsel and Secretary